UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

DATE OF REPORT (Date of earliest event reported): SEPTEMBER 23, 2010

Commission file number: 000-53088

COMMAND CENTER, INC.

(Exact Name of Registrant as Specified in its Charter)

Washington	91-2079472
(State of other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

3773 West Fifth Avenue, Post Falls, ID	83854
(Address of Principal Executive Offices)	(Zip Code)

(208) 773-7450

(Registrant's Telephone Number, including Area Code)

(Former name, former address and former fiscal year, if changed since last report)

CHECKTHE APPROPRIATE BOX BELOW IF THE FORM 8-K FILING IS INTENDED TO SIMULTANEOUSLY SATISY THE FILING OBLIGATION OF THE REGISTRANT UNDER ANY OF THE FOLLOWING PROVISIONS (SEE GENERAL INSTRUCTIONS A.2. BELOW):

☐	WRITTEN COMMUNICATIONS PURSUANT TO RULE 425 UNDER THE SECURITIES ACT (17 CFR 230.425)
☐	SOLICITING MATERIAL PURSUANT TO RULE 14A-12 UNDER THE EXCHANGE ACT (17 CFR 240.14a-12)
☐	PRE-COMMENCEMENT COMMUNICATIONS PURSUANT TO RULE 14-d-2(b) UNDER THE EXCHANGE ACT (17 CFR 240.14d-2(b))
☐	PRE-COMMENCEMENT COMMUNICATIONS PURSUANT TO RULE 13-e-4(c) UNDER THE EXCHANGE ACT (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On September 21, 2010, the Board of Directors of Command Center, Inc. appointed Jeff T. Wilson as a member of the Board of Directors, as well as Chairman of the Audit Committee and a member of the Compensation Committee and the Nominating and Governance Committee.
The company has not yet developed or implemented any compensation arrangements for non-employee directors, but it is anticipated that the Compensation Committee and the Board of Directors will do so within the next several months. No arrangement or understanding presently exists between Mr. Wilson and the company as to compensation.
A copy of the press release announcing the appointment of Mr. Wilson is attached hereto as Exhibit 99.1 and is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
Exhibit 99.1-Press release dated September 21, 2010.

SIGNATURES

 Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Command Center, Inc. September 23, 2010

/s/ Ronald L. Junck
Ronald L. Junck, Executive Vice President